Exhibit 99.1
Upwork Reports Third Quarter 2026 Financial Results
Lifted, an Upwork company, acquires WorkMotion, a leading employer of record (EOR)
Third quarter revenue of $185.6 million and GAAP net income of $31.8 million
Third quarter adjusted EBITDA of $63.8 million or 34.4% adjusted EBITDA margin

PALO ALTO, Calif. – November 2, 2026 – Upwork Inc. (Nasdaq: UPWK), the world’s human and AI-powered work marketplace, today announced its financial results for the third quarter of 2026.
"In the third quarter, Upwork executed strongly as our strategic growth pillars continued to gain momentum," said Hayden Brown, president and CEO of Upwork Inc. "We are doubling down on our enterprise strategy with Lifted’s acquisition of WorkMotion, a leading Berlin-based EOR, to capture growing global demand. At the same time, the launch of Upwork’s MCP server is opening our marketplace to AI agents as a new class of client, and today we launched Upwork Now so clients can find talent to start work right away. Both mark a transformational shift toward making Upwork a capability wherever work begins. Combined with continued growth of our higher-margin products and high-value customers, we’re well positioned to capture new opportunities while continuing to drive strong, profitable growth."

“Our focus remains squarely on sustained profitability and disciplined execution across our growth pillars,” said Erica Gessert, CFO of Upwork Inc. “Our strong free cash flow profile and durable, high-margin business model give us the financial flexibility to navigate evolving market dynamics while delivering consistent long-term value.”
Third Quarter 2026 Financial Highlights

•GSV(1) of $914.1 million
•Revenue of $185.6 million
•Active clients(1) of 717,000
•GSV per active client(1) of $5,418, an increase of 8% year-over-year
•GAAP Net income was $31.8 million, an increase of 8% year-over-year
•GAAP Diluted earnings per share was $0.25, compared to diluted earnings per share of $0.21 in the third quarter of 2025
•Adjusted EBITDA(2) was $63.8 million, up 7% year-over-year
•Cash provided by operating activities was $65.9 million, compared to cash provided by operating activities of $75.1 million in the third quarter of 2025
•Free cash flow(2) was $53.9 million, compared to free cash flow of $69.4 million in the third quarter of 2025

Third Quarter 2026 and Recent Operational Highlights
Building the World’s Human and AI-Powered Work Marketplace
*The Upwork Model Context Protocol (MCP) server has seen rapid growth in adoption and usage among clients and freelancers. Weekly active users have increased 20x since the launch in August, while AI agents have made nearly 50 million requests, driving more than $3 million in estimated annualized Connects revenue.
*Launched the public beta of Upwork Now, which connects clients with freelancers who are online and ready to start working immediately. Upwork Now is also available through the MCP server, so people and their AI agents can bring in those freelancers the moment a need arises and without leaving their AI workflow.
Growing AI Work on the Marketplace
*GSV from freelancers with AI-skills reached an estimated annualized run rate of nearly $450 million in Q3 2026.
* GSV from freelancers with AI-skills increased 55% year-over-year in Q3 2026.
Winning Bigger with SMB
*Q3 2026 GSV from the Business Plus offering for SMBs increased 13% quarter-over-quarter and 132% year-over-year.
*Q3 2026 Business Plus active clients grew 9% quarter-over-quarter and 154% year-over-year.
*40% of active clients on Business Plus in Q3 2026 had their first Upwork spend on Business Plus, signaling strong product-market fit.
Unlocking the Enterprise Opportunity
*We continue to make strong progress on the migration of Enterprise customers to the Lifted platform.
*Accelerated Lifted’s go-to-market momentum by signing three new logos, expanding the pipeline, and earning recognition as a leader in Everest Group’s Contractor of Record (CoR) and Contingent Employer of Record (CEoR) Solutions PEAK Matrix® Assessment for 2026.
*Building on the success of Ascen, Lifted acquired WorkMotion who will directly employ contingent talent across more than 30 countries. The acquisition is expected to strengthen our Enterprise offering, reduce third-party EOR dependency, and deliver more consistent pricing and experiences for global clients.
Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the fourth quarter of 2026 is:
•Revenue: $169 million to $177 million
•Adjusted EBITDA: $51 million to $55 million
•Diluted weighted-average shares outstanding: 125 million to 128 million
•Non-GAAP diluted EPS: $0.30 to $0.32
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for full year 2026 is:
•Revenue: $742 million to $750 million
•Adjusted EBITDA: $236 million to $240 million
•Diluted weighted-average shares outstanding: 131 million to 133 million
•Non-GAAP diluted EPS: $1.45 to $1.47

Chief Financial Officer Transition
The Company also announced that Erica Gessert, Upwork’s CFO since April 2023, will step down as CFO on January 1, 2027 and remain with the Company in an advisory role for several months. Peter Sanborn, currently Upwork’s Chief Business Officer, has been appointed Upwork’s next CFO.
“Erica has been an exceptional business partner and financial leader for Upwork, and the Board and I are deeply grateful for her contributions,” said Brown. “During her tenure, Erica helped Upwork deliver record revenue and profitability, expand margins, strengthen cash generation, and manage our capital allocation strategy to drive value for our shareholders. She also developed a deep and talented finance team, hence the appointment of Peter Sanborn as our next CFO.”
“Peter has played an important role in shaping Upwork’s strategy, expanding our partnerships, establishing the new Lifted business, and bringing Upwork to more customers," Brown continued. His experience across finance, strategy, corporate development, IR, investing, and partnerships, together with his deep understanding of Upwork’s market, customers, and long-term opportunity, make him well positioned to lead our finance team. All of us at Upwork wish Erica the very best and congratulate Peter on his new role.”
“It has been professionally and personally rewarding to serve as Upwork’s CFO, and I’m proud of all that we have accomplished together,” said Gessert. “With the growth pillars we’ve put in place across Business Plus, AI, and Lifted, as well as the operational discipline we’ve put in place, Upwork has a bright future with tremendous optionality. I’m especially thankful to Hayden, the Board, and to my colleagues across Upwork for their partnership. I look forward to supporting a smooth transition to Peter and to watching Upwork achieve even greater success.”

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
GSV(1)	$914,064	$1,016,679	(10.1)%	$2,866,539	$3,007,053	(4.7)%
Marketplace revenue(1)	$159,321	$174,572	(9)%	$496,884	$511,525	(3)%
Enterprise revenue(1)	$26,278	$27,158	(3)%	$75,858	$77,850	(3)%
Gross profit	$141,295	$155,887	(9)%	$438,509	$458,294	(4)%
Gross profit margin	76%	77%	-115 bps	77%	78%	-120 bps
Operating expenses	$106,702	$126,129	(15)%	$343,061	$357,281	(4)%
Net income	$31,810	$29,335	8%	$88,675	$99,791	(11)%
Adjusted EBITDA(2)	$63,789	$59,627	7%	$185,268	$172,699	7%
Profit margin	17%	15%	260 bps	15%	17%	-145 bps
Adjusted EBITDA margin(2)	34%	30%	481 bps	32%	29%	305 bps
Cash provided by operating activities	$65,947	$75,079	(12)%	$135,840	$184,558	(26)%
Free cash flow(2)	$53,854	$69,431	(22)%	$102,697	$165,847	(38)%

	As of September 30,
(In thousands)	2026	2025	% Change
Active clients(1)	717	794	(10)%

(1) See Key Definitions in our third quarter 2026 earnings presentation.
(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

Third Quarter 2026 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s third quarter 2026 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s third quarter 2026 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork Inc.’s (Nasdaq: UPWK) family of companies connects businesses with global, AI-enabled talent across every contingent worker classification. This portfolio includes the Upwork Marketplace, which connects businesses with on-demand access to highly skilled talent across the globe, and Lifted, which provides a purpose-built solution for enterprise organizations to source, contract, manage, and pay talent across the full spectrum of contingent work. From Fortune 100 enterprises to entrepreneurs, businesses rely on Upwork Inc. to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, the Upwork family of companies enables businesses of all sizes to scale, innovate, and transform their workforces for the age of AI and beyond.

Since its founding, Upwork Inc. has facilitated more than $30 billion in total transactions and services as it fulfills its purpose to create opportunity in every era of work. Learn more about the Upwork Marketplace at upwork.com and follow on LinkedIn, Facebook, Instagram, TikTok, and X; and learn more about Lifted at go-lifted.com and follow on LinkedIn.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:

This press release of Upwork Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us,” or “our”) contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the fourth quarter and full year 2026, information or predictions concerning the future of our business or strategy, future market opportunity and market size, future products, features, or functionality, including our MCP server and other AI-enabled offerings, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our plans with respect to share repurchases, the expected impact and timing of strategic initiatives, including the acquisition of WorkMotion Software GmbH by a subsidiary of the Company, or cost-saving initiatives, and other future conditions.
We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not place undue reliance on such forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. We make no representation that the plans, intentions, expectations, or results disclosed in these forward-looking statements will be achieved or that future events and circumstances will occur, and actual results or events may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed with the SEC on August 10, 2026, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2026, when filed.
Upwork, Lifted, UmaTM, and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This press release may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Marketplace	$159,321	$174,572	$496,884	$511,525
Enterprise	26,278	27,158	75,858	77,850
Total revenue	185,599	201,730	572,742	589,375
Cost of revenue	44,304	45,843	134,233	131,081
Gross profit	141,295	155,887	438,509	458,294
Operating expenses
Research and development	34,889	47,494	122,090	138,489
Sales and marketing	33,832	34,985	106,183	107,407
General and administrative	36,805	41,257	108,841	104,964
Provision for transaction losses	1,176	2,393	5,947	6,421
Total operating expenses	106,702	126,129	343,061	357,281
Income from operations	34,593	29,758	95,448	101,013
Other income, net	3,951	5,917	12,909	18,112
Income before income taxes	38,544	35,675	108,357	119,125
Income tax provision	(6,734)	(6,340)	(19,682)	(19,334)
Net income	$31,810	$29,335	$88,675	$99,791

Net income per share:
Basic	$0.25	$0.22	$0.71	$0.75
Diluted	$0.25	$0.21	$0.69	$0.72

Weighted-average shares used to compute net income per share:
Basic	125,103	131,987	125,701	133,114
Diluted	128,261	139,666	131,383	140,910

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$227,986	$294,356
Marketable securities	76,346	378,425
Funds held in escrow, including funds in transit	164,606	180,752
Trade and client receivables, net	79,315	76,236
Prepaid expenses and other current assets	19,651	21,064
Total current assets	567,904	950,833
Property and equipment, net	61,625	44,421
Goodwill	149,192	149,192
Intangible assets, net	28,388	37,161
Operating lease asset	11,773	5,011
Deferred tax asset	108,305	111,495
Other assets, noncurrent	3,910	1,467
Total assets	$931,097	$1,299,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,336	$7,858
Escrow funds payable	164,606	180,752
Debt, current	—	359,770
Accrued expenses and other current liabilities	69,725	94,023
Deferred revenue	8,620	7,765
Total current liabilities	252,287	650,168
Operating lease liability, noncurrent	13,514	9,707
Other liabilities, noncurrent	11,271	9,390
Total liabilities	277,072	669,265

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	528,633	592,599
Accumulated other comprehensive (loss) income	(245)	754
Retained earnings	125,624	36,949
Total stockholders’ equity	654,025	630,315
Total liabilities and stockholders’ equity	$931,097	$1,299,580

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$31,810	$29,335	$88,675	$99,791
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	876	2,113	4,993	5,707
Depreciation and amortization	11,353	7,946	29,232	18,686
Amortization of debt issuance costs	409	460	1,330	1,381
Accretion of discount on purchases of marketable securities, net	(238)	(2,195)	(3,017)	(5,699)
Amortization of operating lease asset	444	179	1,280	564
Tides Foundation common stock warrant expense	188	188	563	563
Stock-based compensation expense	9,173	19,789	38,717	48,038
Deferred taxes	1,555	(2,463)	3,190	(399)
Loss on disposal of fixed assets	—	—	178	—
Changes in operating assets and liabilities:
Trade and client receivables	(1,352)	(2,014)	(2,741)	(1,654)
Prepaid expenses and other assets	5,827	3,378	192	40
Operating lease liability	(697)	(208)	(1,253)	600
Accounts payable	2,311	4,571	1,466	(504)
Accrued expenses and other liabilities	4,244	13,866	(27,820)	16,777
Deferred revenue	44	134	855	667
Net cash provided by operating activities	65,947	75,079	135,840	184,558
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	(106,791)	—	(365,939)
Proceeds from maturities of marketable securities	61,890	70,314	302,111	302,725
Proceeds from sale of marketable securities	—	64	1,986	3,601
Purchase of equity investment	(250)	—	(250)	—
Acquisition of business, net of cash acquired	—	(39,436)	—	(59,846)
Purchases of property and equipment	(4,152)	(482)	(7,493)	(5,335)
Internal-use software and platform development costs	(7,941)	(5,166)	(25,650)	(13,376)
Net cash provided by (used in) investing activities	49,547	(81,497)	270,704	(138,170)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net	(31,237)	6,451	(19,553)	23,025
Proceeds from exercises of stock options and common stock warrants	24	76	793	729
Proceeds from employee stock purchase plan	—	—	1,646	2,199
Repayment of convertible senior notes	(360,998)	—	(360,998)	—
Repurchase of common stock	—	(31,001)	(109,725)	(101,923)
Payment of debt issuance costs	—	—	(1,223)	—
Net cash used in financing activities	(392,211)	(24,474)	(489,060)	(75,970)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(276,717)	(30,892)	(82,516)	(29,582)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—beginning of period	673,109	506,903	478,908	505,593
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—end of period	$396,392	$476,011	$396,392	$476,011

The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	September 30, 2026	December 31, 2025
Cash and cash equivalents	$227,986	$294,356
Restricted cash	3,800	3,800
Funds held in escrow, including funds in transit	164,606	180,752
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$396,392	$478,908

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA and certain of our other non-GAAP financial measures exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA and certain of our other non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) material acquisition-related deal costs. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Moreover, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the fourth quarter of 2026 and fiscal year 2026 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$31,810	$29,335	$88,675	$99,791
Add back (deduct):
Stock-based compensation expense (1)	9,173	19,789	38,717	48,038
Depreciation and amortization (1)	11,353	7,946	29,232	18,686
Other income, net (1)	(3,951)	(5,917)	(12,909)	(18,112)
Income tax provision	6,734	6,340	19,682	19,334
Other (1)(2)(3)(4)	8,670	2,134	21,871	4,962
Adjusted EBITDA	$63,789	$59,627	$185,268	$172,699
Profit margin	17%	15%	15%	17%
Adjusted EBITDA margin	34%	30%	32%	29%

Cost of revenue, GAAP	$44,304	$45,843	$134,233	$131,081
Stock-based compensation expense (1)	(74)	(193)	(324)	(580)
Other (1)	(1)	—	(271)	—
Cost of revenue, Non-GAAP	44,229	45,650	133,638	130,501
As a percentage of total revenue, GAAP	24%	23%	23%	22%
As a percentage of total revenue, Non-GAAP	24%	23%	23%	22%

Gross profit, GAAP	$141,295	$155,887	$438,509	$458,294
Stock-based compensation expense (1)	74	193	324	580
Other (1)	1	—	271	—
Gross profit, Non-GAAP	141,370	156,080	439,104	458,874
Gross margin, GAAP	76%	77%	77%	78%
Gross margin, Non-GAAP	76%	77%	77%	78%

Research and development, GAAP	$34,889	$47,494	$122,090	$138,489
Stock-based compensation expense (1)	(2,598)	(6,101)	(10,269)	(17,528)
Intangible amortization	(2,930)	(3,067)	(8,772)	(5,697)
Other (1)	(2,442)	—	(8,909)	—
Research and development, Non-GAAP	26,919	38,326	94,140	115,264
As a percentage of total revenue, GAAP	19%	24%	21%	23%
As a percentage of total revenue, Non-GAAP	15%	19%	16%	20%

Sales and marketing, GAAP	$33,832	$34,985	$106,183	$107,407
Stock-based compensation expense (1)	(959)	(1,615)	(3,700)	(4,790)
Intangible amortization	—	(403)	—	(1,236)
Other (1)	(302)	—	(3,439)	—
Sales and marketing, Non-GAAP	32,571	32,967	99,044	101,381
As a percentage of total revenue, GAAP	18%	17%	19%	18%
As a percentage of total revenue, Non-GAAP	18%	16%	17%	17%

General and administrative, GAAP	$36,805	$41,257	$108,841	$104,964
Stock-based compensation expense (1)	(5,542)	(11,880)	(24,424)	(25,140)
Other (1)(2)(3)(4)	(7,567)	(2,134)	(10,893)	(4,962)
General and administrative, Non-GAAP	23,696	27,243	73,524	74,862
As a percentage of total revenue, GAAP	20%	20%	19%	18%
As a percentage of total revenue, Non-GAAP	13%	14%	13%	13%

Total operating expenses, GAAP	$106,702	$126,129	$343,061	$357,281
Stock-based compensation expense (1)	(9,099)	(19,596)	(38,393)	(47,458)
Intangible amortization	(2,930)	(3,470)	(8,772)	(6,933)
Other (1)(2)(3)(4)	(10,311)	(2,134)	(23,241)	(4,962)
Total operating expenses, Non-GAAP	84,362	100,929	272,655	297,928
As a percentage of total revenue, GAAP	57%	63%	60%	61%
As a percentage of total revenue, Non-GAAP	45%	50%	48%	51%

Income from operations, GAAP	$34,593	$29,758	$95,448	$101,013
Stock-based compensation expense (1)	9,173	19,789	38,717	48,038
Intangible amortization	2,930	3,470	8,772	6,933
Other (1)(2)(3)(4)	10,312	2,134	23,690	4,962
Income from operations, Non-GAAP	57,008	55,151	166,627	160,946

Net income, GAAP	$31,810	$29,335	$88,675	$99,791
Stock-based compensation expense (1)	9,173	19,789	38,717	48,038
Intangible amortization	2,930	3,470	8,772	6,933
Tax effect of non-GAAP adjustments	(2,959)	(4,897)	(8,864)	(13,613)
Other (1)(2)(3)(4)	10,312	2,134	23,690	4,962
Net income, Non-GAAP	51,266	49,831	150,990	146,111

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	125.1	132.0	125.7	133.1
Diluted (in millions)	128.3	139.7	131.4	140.9
Basic earnings per share, GAAP	$0.25	$0.22	$0.71	$0.75
Diluted earnings per share, GAAP	$0.25	$0.21	$0.69	$0.72

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	125.1	132.0	125.7	133.1
Diluted (in millions)	128.3	139.7	131.4	140.9
Basic earnings per share, Non-GAAP	$0.41	$0.38	$1.20	$1.10
Diluted earnings per share, Non-GAAP	$0.40	$0.36	$1.16	$1.05

(1) For the three and nine months ended September 30, 2026, we incurred $4.3 million and $18.1 million in costs related to the restructuring announced in May 2026, respectively. Of these amounts, $2.7 million and $15.6 million, respectively, are included in Other, while the remaining amounts are allocated among “Stock-based compensation expense”, “Depreciation and amortization”, and “Other income, net”.
(2) For each of the three months ended September 30, 2026 and 2025, we incurred $0.2 million of expense related to the warrant to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share issued to the Tides Foundation in 2018, and for each of the nine months ended September 30, 2026 and 2025, we incurred $0.6 million of such expense.
(3) For each of the three and nine months ended September 30, 2026, we incurred transaction-related costs of $5.7 million in connection with the WorkMotion Software GmbH acquisition. These costs primarily consisted of legal, accounting, and other professional fees, and were recorded in general and administrative expenses in the condensed consolidated statements of operations.
(4) For the three and nine months ended September 30, 2025, we incurred acquisition-related costs of $1.9 million and $4.4 million, respectively, in connection with our business combinations. These costs primarily consisted of legal, accounting, and other professional fees, and were recorded in general and administrative expenses in the condensed consolidated statements of operations.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash provided by operating activities	$65,947	$75,079	$135,840	$184,558
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(12,093)	(5,648)	(33,143)	(18,711)
Free cash flow	$53,854	$69,431	$102,697	$165,847